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                                                                   Exhibit 10.08

               ROOMSYSTEMS, INC. SHAREHOLDERS' AGREEMENT AND PROXY

     This Shareholders' Agreement and Proxy ("Agreement") is entered into as of August 17, 1999, by and among Ash Capital, LLC ("Ash"), RoomSystems, Inc. (the "Company"); Steven Sunyich, individually, as trustee of the McCagno Family IRR Trust and the WRS Family Trust, and as general partner of the following limited partnerships: Sunyich family LTD Partnership, Riggs Family Limited Partnership, Kelly Family LTD Partnership, and SBD Partnership; Joy Sunyich; William R. Shupe, individually, as trustee for the Sunyich Family IRR Trust, the Toleman Family Trust, the DM Trust and the Kelley Family Trust, and as general partner of the Riggs Family Limited Partnership and SBD Partnership; Derek K. Ellis individually and as general partner of SBD Partnership Tryon Marietta, LLC, Gregg Hrncir, manager of Brynwood, LLC, and Steven Moulton (all parties except Ash and the Company shall be together referred to herein as the "Shareholders").

                                    RECITALS:

     WHEREAS, as a material inducement to enter into that certain Subscription Agreement between Ash and the Company of even date herewith related to the purchase by Ash of Series B. Preferred Stock issued by the Company, (which Subscription Agreement together with all ancillary agreements entered into simultaneously therewith shall be referred to herein as the "Subscription Agreement"), and the purchase of Series B Preferred Stock thereunder, the Shareholders, which presently hold more than 50% of the outstanding capital stock of the Company on a fully-diluted basis, desire to enter into this Shareholders' Agreement and Proxy with Ash and the Company, intending that such shall be binding upon the Shareholders and upon the partners, shareholders, officers, directors or trustees of the Shareholders who may receive distribution of Company stock from the Shareholders.

     WHEREAS, each of the Shareholders desires to enter into this Shareholders' Agreement and Proxy as set forth herein in order to elect a representative of Ash as a member of the Company's board of directors, to elect a majority of the board who are outside directors, to provide for certain first offer and co-sale rights to Ash, and to vote in favor of a reverse split of the common (but not the Series B Preferred) shares of the Company.

     NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein by this reference, and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.   Agreement to Vote and Proxy.

         1.1 Share Voting. Each of the Shareholders agrees to cause all voting securities in the Company now held or hereafter acquired by such Shareholders (the "Voting Shares") to be voted:

              1.1.1 for the election of one nominee of Ash to serve as a director on the company's board of directors, which initially Ash agrees shall be Alan C. Ashton,

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         such that Ash shall have its designated representative elected to the
         Company's board of directors ("Ash Representative"). Eash of the Shareholders hereby grants a proxy, coupled with an interest, to Ash, or such substitute as Ash may appoint (the "Proxy Holder"). This irrevocable proxy is given by the Shareholders to the Proxy Holder to nominate the Ash Representative and vote the Voting Shares to elect the Ash Representative to the Company's board of directors:

              1.1.2 to maintain the size of the board at five (5) members, a majority of whom shall at all times consist of individuals who are not employees or paid consultants of the Company; and

              1.1.3 in favor of a 2 to 1 reverse split of the common (but not the Series B Preferred) shares of the Company.

         1.2 Vacancy. If the Ash Representative should cease to serve on the Company's board of directors for any reason, including but not limited to removal by the Shareholders, Ash will be entitled to nominate and elect a new Ash Representative to the Company's board of directors. Ash shall have the right to direct the removal of the Ash Representative by the Shareholders, with or without cause, at any time in its sole discretion. The parties acknowledge that Ash shall have the sole authority to nominate the successor to the Ash Representative, except as otherwise specifically provided in Section 1.4 with respect to the conditional nomination rights of the Shareholders.

         1.3 Reservation of Rights. All other voting rights and powers of the Shareholders with respect to such Voting Shares, specifically including the election of members of the board other than the Ash Representative (subject to the provisions of paragraph 1.1.2 above), the right to vote, assent, or consent with respect thereto and to take part in and to consent to any corporate or shareholder's action of any kind whatsoever, and to receive distributions with respect to said Voting Shares, are expressly reserved to the Shareholders separately.

         1.4 Designation of Nominees. In any election of directors of the Company, the Proxy Holder shall vote all of the Voting Shares in favor of the Ash Representative. Ash agrees that it will select the Ash Representative for election to the Company's board of directors, (1) within thirty (30) days after receiving notice from the Company that the Company wishes to select nominees for the board of directors for the Company's next annual shareholders meeting, (2) within five (5) days after receiving notice from the Company of a special meeting of shareholders or notice of a meeting of the board of directors convened for the purpose of filling a seat or seats on the board of directors vacated by an Ash Representative, or (3) within five (5) days after receiving notice and a copy of a shareholder action by written consent, without a meeting, to elect directors or to fill a vacancy on the board of directors. In the event Ash should fail to make a selection of the Ash Representative in the time period specified above, the seat left open by such failure to timely make a selection shall be filled by a nomination and election by the Shareholders conducted in accordance with the ordinary election procedures of the


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     Company, without prejudice to Ash's right to nominate and elect future representatives to the Company's board of directors.

         1.5 Legend. Any Voting Shares, whether now held or hereafter acquired by any of the Shareholders, if sold or otherwise transferred by any of them during the term of this Agreement, will continue to be subject to the terms hereof, and it will be a condition of any such transfer that the transferring shareholder obtains from such transferee(s) a consent to be bound by the terms hereof. To effectuate this provision, each certificate representing the Voting Shares now held or hereafter acquired by any Shareholder will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING RESTRICTIONS AND AN IRREVOCABLE PROXY CONTAINED IN THE ROOMSYSTEMS, INC. SHAREHOLDERS' AGREEMENT AND PROXY DATED AUGUST 17, 1999, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF ROOMSYSTEMS, INC.

         1.6 Injunctive Relief. Each Shareholder acknowledges and agrees that any breach of this Agreement by any of them will cause irreparable harm to the other parties hereto that may not be adequately compensated by money damages. Accordingly, in the event of a breach or threatened breach by the Proxy Holder or by any Shareholder of any provision of this Agreement, the other party or parties will be entitled to injunctive or other preliminary or equitable relief, including the right to compel the Proxy Holder or any Shareholder to vote shares in accordance with the provisions of this Agreement, in addition to such other remedies as may be available for any such breach or threatened breach, including but not limited to, the recovery of damages.

        The Shareholders further agree that, notwithstanding any failure of the proxy given in paragraph 1 above, they will each jointly and severally be bound to vote any Voting Shares of the Company in accordance with the provisions of paragraph 1 hereof, except as otherwise expressly permitted by this Agreement; and further that they will take no actions and will not enter any agreements inconsistent with or that conflict with the provisions of this Agreement or their obligations hereunder.

2. Certain Defined Terms. As used in this Agreement, the following terms shall have the respective meanings:

         2.1 "Shareholders Stock" shall mean and include all shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, and all other securities of the Company which may be exercised, converted into or issued in exchange for, or in respect of, shares of Common Stock (whether by way of stock split, stock dividend, combination, conversion, reclassification, reorganization, or any other means) now owned by the Shareholders or its assignees or as may be distributed to persons holding ownership interests in any Shareholder.


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         2.2 A "Selling Holder" shall mean the Shareholders, or any assignee thereof desiring to sell shares of Shareholders Stock.

         2.3 "Shares" shall mean and include all shares of the Shareholders Stock to be sold by a Selling Holder.

3.   Right of First Offer on Dispositions by the Shareholders and its Assignees.

     3.1 First Offer.

         (a) The Selling Holder shall, prior to any proposed sale, transfer, or conveyance of any of its Shares, offer to Ash by written notice the right to purchase such Shares (the "Offered Shares") for cash at an amount equal to the price or other consideration for which such Shares are to be offered (the "First Offer"). If the consideration for such proposed sale was other than cash, the cash equivalent of such non-cash consideration shall be determined by the Company's Board of Directors in good faith. The Selling Holder's written notice to Ash shall describe the Offered Shares and specify the number, price, payment terms for the Offered Shares, a true and complete copy of any offer and all other material terms and conditions of the transfer.

         (b) Ash may elect to purchase all of the Offered Shares or any lesser number by written notice thereof given by it to the Selling Holder within thirty (30) days delivery of the First Offer (the " Initial First Offer Period").

         3.2 Election to Purchase. If Ash elects to purchase all or any part of the Offered Shares pursuant to Section 3.1 hereof, the written notice provided to the Selling Holder shall set forth the number of Offered Shares Ash desires to purchase and shall be given to the Selling Holder in accordance with Section 7.5 below within the Initial or Second First Offer Period, as applicable. Such communication shall, when taken in conjunction with the First Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sales of the Offered Shares pursuant to this Section 3 shall be made at the offices of the Company the forty-fifth (45th) day following the date the First Offer was made (or if any such forty-fifth (45th) day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Selling Holder's delivery to Ash electing to purchase Offered Shares of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to Ash against payment to the Selling Holder of the purchase price therefor by Ash.

         3.3 Sale Upon Failure to Purchase. If Ash does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Selling Holder at any time within one hundred twenty (120) days after the date the First Offer was made, subject to the provisions of Section 4. Any such sale shall be at a price and upon terms and conditions not more favorable to the purchaser than those specified in the First Offer. Any Offered Shares not sold within such one hundred twenty (120)-day period shall continue to be subject to the requirements of this Section 3. If Offered Shares are sold


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     pursuant to this Section 3 to a purchaser who is not a party to this
     Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

4.   Right of Partici pation in Sales.

         4.1 Co-Sale Rights. If at any such time a Selling Holder desires to sell, assign, transfer, or otherwise convey Shares owned by such holder to any person or entity other than Ash (the "Buyer") after complying with the requirements of Section 3 hereof, such Selling Holder shall provide written notice to Ash, in accordance with Section 7.5 hereof, setting forth the name of the Buyer, the aggregate number of Shares desired to be sold (the "Co-Sale Securities") and the terms and conditions for the sale (the "Co-Sale Offer"). As a condition to the sale of any Co-Sale Securities by the Selling Holder, Ash shall have the right to participate in the Co-Sale Offer, at the same price per share and on the same terms and conditions as set forth in the Co-Sale Offer, that portion of the Co-Sale Securities equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Securities to be offered, by (ii) twenty-five percent (25%).

         4.2 Notice of Participation. Ash wishing to so participate in any sale under this Section 4 shall notify the Company and selling Holder in writing of such intention as soon as practicable after Ash' receipt of the Co-Sale Offer made pursuant to Section 4.1. and in any event within twenty (20) days after the date the Co-Sale Offer was made. Such notification shall be given to such Shareholders in accordance with Section 7.5 below.

         4.3 Terms of Co-Sale. The Selling Holder and Ash shall sell to the Buyer all, or at the option of the Buyer, any part of the Co-Sale Securities proposed to be sold by them at the price and upon other terms and conditions not more favorable to the Buyer than those in the Co-Sale Offer provided by the Selling Holder under Section 4.1 above; provided, however, that any purchase of less than all of such Shares by the Buyer shall be made from the Selling Holder and Ash pro rata based upon the relative amount of the Shares that the Selling Holder and Ash are otherwise entitled to sell pursuant to Section

         4.4 Co-Sale Shares Released. Any Shares sold pursuant to this Section 4 shall no longer be the subject to this Agreement.

5.   Permitted Transfers

         5.1 Certain Transactions. Sections 3 and 4 of this Agreement shall not apply to any transfer or disposition of Shares described in this Section 5.1, provided, however, that any transferee shall receive and hold such Shares subject in all respects to the provisions of this Agreement, and that there shall be no further transfer of such Shares except in accordance herewith.

              (a) A Selling Holder shall be permitted to sell, assign, transfer, or otherwise convey Shares to such Selling Holder's spouse, parents, or children, or other members of the founder's family (including relatives by marriage), or to a custodian,


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     trustee, or other fiduciary for the account of the Selling Holder or members of his family in connection with a bona fide estate planning transaction or estate administration;

              (b) A Selling Holder shall be permitted to sell, assign, transfer, or otherwise convey Shares when such disposition, combined with all prior sales, assignments, transfers, or other conveyances of such Selling Holder that occurred in the same calendar year, amounts to less than 10,000 Shares.

              (c) The provisions shall not apply to transfers by operation of law.

6.   Prohibited Transfers

         6.1 Prohibited Transfer. In the event a Selling Holder sells any Shares of the Company in contravention of the participation rights of Ash under paragraph 4 of this Agreement (a "Prohibited Transfer"), Ash, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Selling Holder shall be bound by the applicable provisions of such put option.

         6.2 Put Option. In the event of a Prohibited Transfer by a Selling Holder, Ash shall have the right to sell to such Selling Holder, and, if such right is exercised, such Selling Holder shall have the obligation to purchase from Ash a number of shares of common stock (including preferred stock convertible into common stock) equal to the number of shares Ash would have been entitled to transfer to the Buyer in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

              (a) The price per share at which the shares are to be sold to such Selling Holder shall be equal to the price per share paid by Buyer to such Selling Holder in the Prohibited Transfer. Such Selling Holder shall also reimburse Ash for any and all fees and expenses, including legal fees and expenses, promptly following demand therefor, incurred pursuant to the exercise or the attempted exercise of Ash's rights under this Section.

              (b) Within 20 days after the later of the dates on which Ash (i) received notice from such Selling Holder of the Prohibited Transfer, or
         (ii) otherwise become aware of the Prohibited Transfer, Ash shall, if exercising the put option created hereby, deliver to such Selling Holder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

              (c) Such Selling Holder shall, upon receipt of the certificate or certificates for the shares to be sold by Ash, immediately pay the aggregate purchase price thereof and the amount of reimbursable fees and expense, as specified above, by certified check or bank draft made payable to the order of Ash.


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        Notwithstanding the foregoing, any attempt to transfer shares of the
Company in violation hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares.

7.   Miscellaneous

     7.1 Term. This Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering of not less than $12,000,000 in gross proceeds pursuant to any effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, or (b) the tenth anniversary of the date of this Agreement, whichever occurs first.

     7.2 Failure to Deliver Shares. If any party becomes obligated to sell any shares to another party under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, the non-selling party may, at its option in addition to all other remedies it may have, send to such other party the purchase price for such share as is herein specified. Thereupon, the Company, upon written notice to the party who failed to deliver the shares, (a) shall cancel on its books the certificate or certificates representing the shares to be sold, and (b) shall issue, in lieu thereof, in the name of the non-selling party, a new certificate or certificates representing such shares, and thereupon all of the selling party's rights in and to such shares shall terminate.

     7.3 Specific Enforcement. The parties hereto expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the non-selling or non-defaulting party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     7.4 Legend. Each certificate evidencing any of the Shareholders Stock shall bear the legends substantially as follows (and within a reasonable time from the execution of this Agreement, each such holder shall submit their certificate(s) to the Company for the placement of the following legends, if necessary):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN ROOMSYSTEMS, INC. SHAREHOLDERS' AGREEMENT AND PROXY, DATED AS OF AUGUST 17, 1999, A COPY OF WHICH IS AVAILABLE FOR


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INSPECTION AT THE GENERAL OFFICES OF ROOMSYSTEMS, INC. CONTAINING RIGHTS OF
FIRST REFUSAL AND CO-SALE RIGHTS. NONE OF THE SHARES EVIDENCED HEREBY OR BY ANY SUBSEQUENT CERTIFICATE MAY BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH SHAREHOLDERS' AGREEMENT AND PROXY. ROOMSYSTEMS, INC. WILL NOT REGISTER THE TRANSFER OF THE WITHIN SECURITIES ON ITS CORPORATE RECORDS NOR WIILL IT TREAT ANY PURPORTED TRANSFEREES AS THE HOLDER THEREOF WITHOUT THE PRIOR WRITTEN CONSENT OF THOSE PERSONS IDENTIFIED IN SUCH AGREEMENT.

     7.5 Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or telex to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     7.6 Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by (a) the Company, (b) Shareholders or Selling Holders holding more than 50% of the Shareholders Stock, and (c) Ash. To the extent any term or other provision of any other indenture, agreement, or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     7.7 Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of Utah and shall be binding upon the heirs, personal representatives, executors, administrators, successors, and assigns of the parties.

     7.8 Waivers. No waiver of any breach or default hereunder shall be considered valid unless writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     7.9 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

     7.10 Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

     7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties has executed or caused this
Shareholders' Agreement and Proxy to be executed by its duly authorized representative, as of the day and year first above written.

                                ASH CAPITAL, LLC
                                By Providence Management, LLC

                                By /s/ James C. Savas
                                ----------------------------------------
                                James C. Savas or Dave Harkness, Managers


                                ROOMSYSTEMS, INC.

                                By  /s/ Steven L. Sunyich
                                ------------------------------------------
                                Steven L. Sunyich, Chief Executive Officer

                                SHAREHOLDERS

                                /s/ Steven L. Sunyich
                                ---------------------
                                Steven L. Sunyich, Individually, as
                                trustee of The McCagno Family IRR
                                Trust and the WRS Family Trust, and as
                                general partner of the following
                                limited partnerships: Sunyich Family
                                LTD Partnership, Riggs Family Limited
                                Partnership, Kelly Family LTD
                                Partnership, and SBD Partnership


                                Tryon Marietta, LLC

                                -------------------
                                By:                 , Manager
                                    ----------------

                                /s/ William R. Shupe
                                --------------------
                                William R. Shupe, Individually, as
                                trustee for the Sunyich Family IRR
                                Trust, the Toleman Family Trust, the
                                DM Trust and as general partner of the
                                Riggs Family Limited Partnership and
                                SBD Partnership


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                                /s/ Derek K. Ellis
                                ------------------
                                Derek K. Ellis, Individually and as general
                                partner of the SBD Partnership

                                /s/ K. Joy Sunyich
                                ------------------
                                Joy Sunyich

                                /s/ Gregory L. Hrncir
                                ---------------------
                                Gregg Hrncir, Manager of Brynwood, LLC

                                /s/ Steven A. Moulton
                                ----------------------
                                Steven Moulton